EXHIBIT 31.2

Certification Pursuant to Rule 13a-14 under the Securities Exchange Act of 1934

I, M. Keith Waddell, certify that:

1.	I have reviewed this report on Form 10-K/A of Robert Half International Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 15, 2009

/s/ M. Keith Waddell
M. Keith Waddell Vice Chairman, President and Chief Financial Officer